CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees

Wells Fargo Funds Trust

We consent to the use of our reports dated September 24, 2018, with respect to the financial statements of Wells Fargo Capital Growth Fund and Wells Fargo Endeavor Select Fund, two of the funds comprising Wells Fargo Funds Trust, as of July 31, 2018, incorporated herein by reference and to the reference to our firm under the heading “Financial Statements” in the Prospectus/Information Statement.

/s/ KPMG LLP

Boston, Massachusetts

June 28, 2019